Exhibit 99.1

For Immediate Release | Global Communications | MetLife, Inc.

Contacts:	For Media:	John Calagna	Randolph Clerihue
		(212) 578-6252	(212) 578-5061

	For Investors:	John Hall (212) 578-7888

METLIFE PREANNOUNCES PRELIMINARY FOURTH QUARTER 2017

EARNINGS, RESCHEDULES EARNINGS RELEASE AND

CONFERENCE CALL

Company Expects to Report Net Income of $2.0 to $2.1 billion and Adjusted Earnings of $650 to $700 million*

Rescheduling Due to Revision of Prior Year Financials to Reflect Reserve Strengthening

NEW YORK, Jan. 29, 2018 – MetLife, Inc. (NYSE: MET) today announced it has postponed its earnings report and conference call related to its results for the fourth quarter and full year ended Dec. 31, 2017, which had previously been scheduled for Jan. 31, 2018, and Feb. 1, 2018, respectively. MetLife will now issue its fourth quarter and full year 2017 earnings report and its Fourth Quarter Financial Supplement on Tuesday, Feb. 13, 2018 after the market closes. The company will hold its earnings conference call and audio webcast on Wednesday, Feb. 14, 2018 from 8:00 to 9:00 a.m. (EST). MetLife expects to file its 2017 Form 10-K by March 1, 2018.

On its Dec. 15, 2017, Investor Outlook Call, MetLife announced that it was undertaking a review of practices and procedures used to estimate its reserves related to certain Retirement and Income Solutions group annuitants who have been unresponsive or missing over time.

Management of the company has determined the prior release of group annuity reserves resulted from a material weakness in internal control over financial reporting. MetLife expects to increase reserves in total between $525 million and $575 million pre-tax, to adjust for reserves previously released, as well as accrued interest and other related liabilities. The amount of the reserve increase is based in substantial part on actuarial, legal, statistical, and other assumptions. If actual facts and factors differ from those the company has assumed, the reserve the company has established could be adversely or positively affected.

The total amount expected to impact fourth quarter 2017 net income is between $135 million and $165 million pre-tax, the majority of which represents a current period strengthening of reserves and will be reflected in Adjusted Earnings (formerly known as Operating Earnings)*. We expect the full year 2017 net income impact to be between $165 million and $195 million pre-tax. In addition, the company intends to make prior period revisions to reflect the balance of these adjustments in the appropriate historical periods. The company also expects to correct historical periods for unrelated errors in those periods, as required by accounting standards. Those errors were previously recorded in the periods in which the company identified them.

Revisions to prior periods will be included in MetLife’s 2017 Form 10-K and Fourth Quarter Financial Supplement. These revisions will not constitute a restatement of previously issued financial statements. These pre-tax revisions will be taxed at the 35% U.S. tax rate in effect, and the impacts of the recently enacted U.S. tax reform legislation will be reflected in Corporate & Other in the fourth quarter of 2017.

In connection with MetLife’s review and enhancement of the processes and procedures relating to its Retirement and Income Solutions business in the United States, MetLife is currently reviewing its processes and procedures for identifying unresponsive and missing international group annuity annuitants and pension beneficiaries. In addition, MetLife recently initiated an ongoing global review of its processes and procedures for identifying unresponsive and missing policyholders and beneficiaries for the other insurance and annuity products it offers. MetLife is not currently aware of any material deficiencies in its identification of unresponsive or missing annuitants, policyholders or beneficiaries with respect to such products under review.

MetLife had previously informed its primary state regulator, the New York Department of Financial Services, about this matter and is responding to questions from them and other state regulators. The U.S. Securities and Exchange Commission enforcement staff has also made an inquiry regarding this matter and MetLife is responding to its questions. To date, MetLife is not aware of any intentional wrongdoing in connection with this matter.

The company is preannouncing the following unaudited preliminary fourth quarter 2017 results:

Preliminary Fourth Quarter Results

•	Net income of $2.0 to $2.1 billion. On a per share basis, net income is expected to be between $1.91 and $1.96 per share.

•	Net income includes approximately $92 million, after tax, in net derivative losses reflecting changes in foreign currencies, interest rates and equity markets.

•	Net income includes approximately $1.2 billion, after tax, benefit related to the impact of U.S. tax reform which includes a negative impact to adjusted earnings of approximately $300 million.

•	Adjusted Earnings* of $650 to $700 million, or $0.61 to $0.66 per share.

•	Notable items decreased adjusted earnings between $490 million and $510 million after tax in the fourth quarter of 2017, including the pre-mentioned impact of U.S. tax reform.

•	On a per share basis, net notable items are expected to be between $0.46 and $0.48.

•	Book value of $53.51 to $53.56 per share.

•	Book value, excluding accumulated other comprehensive income (AOCI) other than foreign currency translation adjustments (FCTA)*, of $42.18 to $42.23 per share.

•	Adjusted ROE*, excluding AOCI other than FCTA, of 6.0% to 6.4%.

* Information regarding the non-GAAP and other financial measures included in this news release and the reconciliation of the non-GAAP financial measures to GAAP measures is provided in the Non-GAAP and Other Financial Disclosures discussions below. Adjusted measures were formerly referred to as operating measures.

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About MetLife

MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (“MetLife”), is one of the world’s leading financial services companies, providing insurance, annuities, employee benefits and asset management to help its individual and institutional customers navigate their changing world. Founded in 1868, MetLife has operations in more than 40 countries and holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.

Non-GAAP and Other Financial Disclosures

Any references in this news release (except in this section) to:	should be read as, respectively:

(i) net income (loss);	(i) net income (loss) available to MetLife, Inc.’s common shareholders;

(ii) net income (loss) per share;	(ii) net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;

(iii) adjusted earnings;	(iii) adjusted earnings available to common shareholders;

(iv) adjusted earnings per share;	(iv) adjusted earnings available to common shareholders per diluted common share;

(v) book value per share;	(v) book value per common share;

(vi) book value per share, excluding AOCI other than FCTA; and	(vi) book value per common share, excluding AOCI other than FCTA; and

(vii) adjusted return on equity, excluding AOCI other than FCTA.	(vii) adjusted return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA.

In this news release, MetLife presents certain measures of its performance that are not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). MetLife believes that these non-GAAP financial measures enhance the understanding of MetLife’s performance by highlighting the results of operations and the underlying profitability drivers of the business. The following non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP:

Non-GAAP financial measures:	Comparable GAAP financial measures:

(i) adjusted revenues;	(i) revenues;

(ii) adjusted expenses;	(ii) expenses;

(iii) adjusted earnings;	(iii) income (loss) from continuing operations, net of income tax;

(iv) adjusted earnings available to common shareholders;	(iv) net income (loss) available to MetLife, Inc.’s common shareholders;

(v) adjusted earnings available to common shareholders, excluding total notable items;	(v) net income (loss) available to MetLife, Inc.’s common shareholders;

(vi) adjusted earnings available to common shareholders per diluted common share;	(vi) net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;

(vii) adjusted return on equity; and	(vii) return on equity; and

(viii) adjusted return on equity, excluding AOCI other than FCTA.	(viii) return on equity.

MetLife’s definitions of the various non-GAAP and other financial measures discussed in this news release may differ from those used by other companies:

Adjusted earnings and related measures

•	adjusted earnings;

•	adjusted earnings available to common shareholders;

•	adjusted earnings available to common shareholders, excluding total notable items; and

•	adjusted earnings available to common shareholders per diluted common share.

These measures are used by management to evaluate performance and allocate resources. Consistent with GAAP guidance for segment reporting, adjusted earnings is also MetLife’s GAAP measure of segment performance. Adjusted earnings and other financial measures based on adjusted earnings are also the measures by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans. Adjusted earnings and other financial measures based on adjusted earnings allow analysis of our performance relative to our business plan and facilitate comparisons to industry results.

Adjusted earnings is defined as adjusted revenues less adjusted expenses, both net of income tax. Adjusted earnings available to common shareholders is defined as adjusted earnings less preferred stock dividends.

Adjusted revenues and adjusted expenses

These financial measures, along with the related adjusted premiums, fees and other revenues, focus on our primary businesses principally by excluding the impact of market volatility, which could distort trends, and revenues and costs related to non-core products and certain entities required to be consolidated under GAAP. Also, these measures exclude results of discontinued operations under GAAP and other businesses that have been or will be sold or exited by MetLife but do not meet the discontinued operations criteria under GAAP and are referred to as divested businesses. Divested businesses also includes the net impact of transactions with exited businesses that have been eliminated in consolidation under GAAP and costs relating to businesses that have been or will be sold or exited by MetLife that do not meet the criteria to be included in results of discontinued operations under GAAP. In addition, for the year ended December 31, 2016, adjusted revenues and adjusted expenses exclude the financial impact of converting MetLife’s Japan operations to calendar-year end reporting without retrospective application of this change to prior periods and is referred to as lag elimination. Adjusted revenues also excludes net investment gains (losses) (NIGL) and net derivative gains (losses) (NDGL). Adjusted expenses also excludes goodwill impairments.

The following additional adjustments are made to revenues, in the line items indicated, in calculating adjusted revenues:

•	Universal life and investment-type product policy fees excludes the amortization of unearned revenue related to NIGL and NDGL and certain variable annuity guaranteed minimum income benefits (GMIB) fees (GMIB fees);

•	Net investment income: (i) includes earned income on derivatives and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments but do not qualify for hedge accounting treatment, (ii) excludes post-tax adjusted earnings adjustments relating to insurance joint ventures accounted for under the equity method, (iii) excludes certain amounts related to contractholder-directed unit-linked investments, and (iv) excludes certain amounts related to securitization entities that are variable interest entities (VIEs) consolidated under GAAP; and

•	Other revenues are adjusted for settlements of foreign currency earnings hedges.

The following additional adjustments are made to expenses, in the line items indicated, in calculating adjusted expenses:

•	Policyholder benefits and claims and policyholder dividends excludes: (i) changes in the policyholder dividend obligation related to NIGL and NDGL, (ii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass through adjustments, (iii) benefits and hedging costs related to GMIBs (GMIB costs), and (iv) market value adjustments associated with surrenders or terminations of contracts (Market value adjustments);

•	Interest credited to policyholder account balances includes adjustments for earned income on derivatives and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment and excludes amounts related to net investment income earned on contractholder-directed unit-linked investments;

•	Amortization of DAC and value of business acquired (VOBA) excludes amounts related to: (i) NIGL and NDGL, (ii) GMIB fees and GMIB costs and (iii) Market value adjustments;

•	Amortization of negative VOBA excludes amounts related to Market value adjustments;

•	Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP; and

•	Other expenses excludes costs related to: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements, and (iii) acquisition, integration and other costs.

Adjusted earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance.

The tax impact of the adjustments mentioned above are calculated net of the U.S. or foreign statutory tax rate, which could differ from the company’s effective tax rate. Additionally, the provision for income tax (expense) benefit also includes the impact related to the timing of certain tax credits, as well as certain tax reforms.

Return on equity and related measures

•	Adjusted return on MetLife, Inc.‘s common stockholders’ equity, excluding AOCI other than FCTA: adjusted earnings available to common shareholders divided by MetLife, Inc.‘s average common stockholders’ equity, excluding AOCI other than FCTA.

•	Return on MetLife, Inc.‘s common stockholders’ equity, excluding AOCI other than FCTA: net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.‘s average common stockholders’ equity, excluding AOCI other than FCTA.

The above measures represent a level of equity consistent with the view that, in the ordinary course of business, we do not plan to sell most investments for the sole purpose of realizing gains or losses. Also refer to the utilization of adjusted earnings and other financial measures based on adjusted earnings mentioned above.

The following additional information is relevant to an understanding of MetLife’s performance results:

•	Notable items represent a positive (negative) impact to adjusted earnings available to common shareholders. Notable items reflect the unexpected impact of events that affect the company’s results, but that were unknown and that the company could not anticipate when it devised its Business Plan. Notable items also include certain items regardless of the extent anticipated in the Business Plan, to help investors have a better understanding of company results and to evaluate and forecast those results.

Forward-Looking Statements and Other Financial Information

This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “preliminary,” “will be,” “will not,” and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission. These factors include: (1) difficult conditions in the global capital markets; (2) increased volatility and disruption of the global capital and credit markets, which may affect our ability to meet liquidity needs and access capital, including through our credit facilities, generate fee income and market-related revenue and finance statutory reserve requirements and may require us to pledge collateral or make payments related to declines in value of specified assets, including assets supporting risks ceded to certain of our captive reinsurers or hedging arrangements associated with those risks; (3) exposure to global financial and capital market risks, including as a result of the United Kingdom’s notice of withdrawal from the European Union, other disruption in Europe and possible withdrawal of one or more countries from the Euro zone; (4) impact on us of comprehensive financial services regulation reform, including potential regulation of MetLife, Inc. as a non-bank systemically important financial institution, or otherwise; (5) numerous rulemaking initiatives required or permitted by the Dodd-Frank Wall Street Reform and Consumer Protection Act which may impact how we conduct our business, including those compelling the liquidation of certain financial institutions; (6) regulatory, legislative or tax changes relating to our insurance, international, or other operations that may affect the cost of, or demand for, our products or services, or increase the cost or administrative burdens of providing benefits to employees; (7) adverse results or other consequences from litigation, arbitration or regulatory investigations; (8) unanticipated or adverse developments that could adversely affect our achieving expected operational or other benefits from the separation of Brighthouse Financial, Inc. and its subsidiaries (“Brighthouse”); (9) our equity market exposure to Brighthouse Financial, Inc. following the separation of Brighthouse; (10) liabilities, losses or indemnification obligations arising from our transitional services, investment management or tax arrangements or other agreements with Brighthouse; (11) failure of the separation of Brighthouse to qualify for intended tax-free treatment; (12) our ability to address difficulties, unforeseen liabilities, asset impairments, or rating agency actions arising from (a) business acquisitions and integrating and managing the growth of such acquired businesses, (b) dispositions of businesses via sale, initial public offering, spin-off or otherwise, including failure to achieve projected operational benefit from such transactions and any restrictions, liabilities, losses or indemnification obligations arising from any transitional services or tax arrangements related to the separation of any business, or from the failure of such a separation to qualify for any intended tax-free treatment, (c) entry into joint ventures, or (d) legal entity reorganizations; (13) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (14) investment losses and defaults, and changes to investment valuations; (15) changes in assumptions related to investment valuations, deferred policy acquisition costs, deferred sales inducements, value of business acquired or goodwill; (16) impairments of goodwill and realized losses or market value impairments to illiquid assets; (17) defaults on our mortgage loans; (18) the defaults or deteriorating credit of other financial institutions that could adversely affect us; (19) economic, political, legal, currency and other risks relating to our international operations, including with respect to fluctuations of exchange rates; (20) downgrades in our claims paying ability, financial strength or credit ratings; (21) a deterioration in the experience of the closed block established in connection with the reorganization of Metropolitan Life Insurance Company; (22) availability and effectiveness of reinsurance, hedging or indemnification arrangements, as well as any default or failure of counterparties to perform; (23) differences between actual claims experience and underwriting and reserving assumptions; (24) ineffectiveness of risk management policies and procedures; (25) catastrophe losses; (26) increasing cost and limited market capacity for statutory life insurance reserve financings; (27) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, and for personnel; (28) exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets, reduced interest rates, unanticipated policyholder behavior, mortality or longevity, and any adjustment for nonperformance risk; (29) legal, regulatory and other restrictions affecting MetLife, Inc.’s ability to pay dividends and repurchase common stock; (30) MetLife, Inc.’s and its subsidiary holding companies’ primary reliance, as holding companies, on dividends from subsidiaries to meet free cash flow targets and debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (31) the possibility that MetLife, Inc.’s Board of Directors may influence the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; (32) changes in accounting standards, practices and/or policies; (33) increased expenses relating to pension and postretirement benefit plans, as well as health care and other employee benefits; (34) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others; (35) difficulties in marketing and distributing products through our distribution channels; (36) provisions of laws and our incorporation documents may delay, deter or prevent takeovers and corporate combinations involving MetLife; (37) the effects of business disruption or economic contraction due to disasters such as terrorist attacks, cyberattacks, other hostilities, or natural catastrophes, including any related impact on the value of our investment portfolio, our disaster recovery systems, cyber- or other information security systems and management continuity planning; (38) any failure to protect the confidentiality of client information; (39) the effectiveness of our programs and practices in avoiding giving our associates incentives to take excessive risks; and (40) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the U.S. Securities and Exchange Commission. Further, in this news release, MetLife, Inc. presents certain measures of its performance that are not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We believe that these non-GAAP financial measures enhance the understanding of our performance by highlighting the results of operations and the underlying profitability drivers of the business. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measures is not accessible on a forward-looking basis because we believe it is not possible without unreasonable efforts to provide other than a range of net investment gains and losses and net derivative gains and losses, which can fluctuate significantly within or outside the range and from period to period and may have a material impact on net income.